                            EXHIBIT B

                      JOINT FILING AGREEMENT


          The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: June 10, 1997


                              The TCW Group, Inc.


                              By:  /s/ Mohan V.  Phansalkar
                                   ------------------------------
                                   Mohan V. Phansalkar
                                   Authorized Signatory


                              Robert Day


                              By:  /s/ Mohan V.  Phansalkar
                                   ------------------------------
                                   Mohan V. Phansalkar
                                   Under Power of Attorney dated
                                   January 30, 1996, on File with
                                   Schedule 13G Amendment Number
                                   1 for Matrix Service Co. dated
                                   January 30, 1996.


                               B-1